UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2006

Diamond Jo, LLC	Peninsula Gaming, LLC	Peninsula Gaming Corp.
(Exact name of registrant as	(Exact name of registrant as	(Exact name of registrant as
specified in its charter)	specified in its charter)	specified in its charter)

Delaware	Delaware	Delaware
(State or other jurisdiction of	(State or other jurisdiction of	(State or other jurisdiction of
incorporation or organization)	incorporation or organization)	incorporation or organization)

42-1483875	20-0800583	25-1902805
(I.R.S. Employer	(I.R.S. Employer	(I.R.S. Employer
Identification No.)	Identification No.)	Identification No.)

3rd Street Ice Harbor
P.O. Box 1750
Dubuque, Iowa  52001-1750
(Address of executive offices, including zip code)

(563) 583-7005
(Registrant’s telephone number, including area code)

Item 1.01.  Entry into a Material Definitive Agreement.

On August 8, 2006, Diamond Jo Worth, LLC (“DJW”), an indirect subsidiary of Peninsula Gaming, LLC (the “Company”), accepted a proposal by Henkel Construction Company (“Henkel”) to provide construction services for the expansion of DJW’s casino facility in Worth County, Iowa (the “Expansion”).  The Expansion is expected to add an additional 300 slot machines, 11 table games, a new poker room, a new buffet restaurant, an expanded casino bar and additional parking.  The proposal by Henkel contains a stipulated sum for the cost of the Expansion (subject to certain exclusions) of $12,988,725.00.  DJW intends to fund the Expansion with additional senior secured note financing, slot vendor financing and/or cash on hand.

The information in this Current Report on Form 8-K and the attached press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENINSULA GAMING, LLC

By:/s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

DIAMOND JO, LLC

By:/s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

PENINSULA GAMING CORP.

By:/s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

Date: August 14, 2006